Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating Revenues:
Electric	$2,038	$1,521	$3,660	$2,885
Natural gas	183	172	658	624
Total operating revenues	2,221	1,693	4,318	3,509
Operating Expenses:
Fuel and purchased power	794	327	1,296	655
Natural gas purchased for resale	39	33	208	184
Other operations and maintenance	460	465	945	935
Depreciation and amortization	386	376	753	737
Taxes other than income taxes	131	131	275	266
Total operating expenses	1,810	1,332	3,477	2,777
Operating Income	411	361	841	732
Other Income, Net	96	103	181	192
Interest Charges	187	165	362	319
Income Before Income Taxes	320	299	660	605
Income Taxes	43	39	93	83
Net Income	277	260	567	522
Less: Net Income Attributable to Noncontrolling Interests	2	2	3	3
Net Income Attributable to Ameren Common Shareholders	$275	$258	$564	$519

Earnings per Common Share - Basic	$1.02	$0.97	$2.09	$1.95

Earnings per Common Share – Diluted	$1.01	$0.97	$2.08	$1.95

Weighted-average Common Shares Outstanding – Basic	270.3	266.7	270.1	266.5
Weighted-average Common Shares Outstanding – Diluted	271.6	266.8	271.5	266.8

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$11	$7
Accounts receivable - trade (less allowance for doubtful accounts)	567	525
Unbilled revenue	467	346
Miscellaneous accounts receivable	101	96
Inventories	738	762
Current regulatory assets	332	366
Other current assets	258	162
Total current assets	2,474	2,264
Property, Plant, and Equipment, Net	37,816	36,304
Investments and Other Assets:
Nuclear decommissioning trust fund	1,414	1,342
Goodwill	411	411
Regulatory assets	2,666	2,397
Pension and other postretirement benefits	734	757
Other assets	1,110	1,123
Total investments and other assets	6,335	6,030
TOTAL ASSETS	$46,625	$44,598
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$29	$317
Short-term debt	1,141	1,143
Accounts and wages payable	882	1,059
Taxes accrued	155	60
Interest accrued	230	196
Customer deposits	240	223
Other current liabilities	410	415
Total current liabilities	3,087	3,413
Long-term Debt, Net	18,811	17,262
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	4,881	4,474
Regulatory liabilities	6,014	5,897
Asset retirement obligations	838	822
Other deferred credits and liabilities	551	487
Total deferred credits and other liabilities	12,284	11,680
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,541	7,513
Retained earnings	4,784	4,604
Accumulated other comprehensive loss	(14)	(6)
Total shareholders’ equity	12,314	12,114
Noncontrolling Interests	129	129
Total equity	12,443	12,243
TOTAL LIABILITIES AND EQUITY	$46,625	$44,598

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2025	2024
Cash Flows From Operating Activities:
Net income	$567	$522
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	793	760
Amortization of nuclear fuel	20	38
Amortization of debt issuance costs and premium/discounts	10	9
Deferred income taxes and tax credits, net	172	76
Allowance for equity funds used during construction	(39)	(25)
Stock-based compensation costs	14	14
Other	10	13
Changes in assets and liabilities	(254)	(358)
Net cash provided by operating activities	1,293	1,049
Cash Flows From Investing Activities:
Capital expenditures	(2,130)	(1,892)
Nuclear fuel expenditures	(19)	(37)
Purchases of securities – nuclear decommissioning trust fund	(244)	(323)
Sales and maturities of securities – nuclear decommissioning trust fund	223	309
Other	59	11
Net cash used in investing activities	(2,111)	(1,932)
Cash Flows From Financing Activities:
Dividends on common stock	(384)	(356)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	(2)	156
Maturities and extinguishment of long-term debt	(324)	(350)
Issuances of long-term debt	1,599	1,470
Issuances of common stock	25	21
Employee payroll taxes related to stock-based compensation	(13)	(8)
Debt issuance costs	(14)	(18)
Net cash provided by financing activities	884	912
Net change in cash, cash equivalents, and restricted cash	66	29
Cash, cash equivalents, and restricted cash at beginning of year(a)	328	272
Cash, cash equivalents, and restricted cash at end of period(b)	$394	$301
(a)Includes $7 million of cash and cash equivalents and $321 million of restricted cash as of December 31, 2024.
(a)Includes $11 million of cash and cash equivalents and $383 million of restricted cash as of June 30, 2025.